EXHIBIT 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2021 Financial Results

SAN FRANCISCO, May 04, 2021 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the second quarter of fiscal 2021. For the second quarter, Dolby reported total revenue of $319.6 million, compared to $351.8 million for the second quarter of fiscal 2020.

"We continue to see growing momentum in the number of Dolby experiences being enabled by our partners across a broad range of content," said Kevin Yeaman, President and CEO, Dolby Laboratories. "We have expanded our reach within music and gaming, and Dolby.io is opening the door to bring Dolby to more content experiences."

Second quarter GAAP net income was $76.2 million, or $0.73 per diluted share, compared to GAAP net income of $88.5 million, or $0.86 per diluted share, for the second quarter of fiscal 2020. On a non-GAAP basis, second quarter net income was $94.8 million, or $0.91 per diluted share, compared to $106.6 million, or $1.04 per diluted share for the second quarter of fiscal 2020. Second quarter cash flows from operations was $83.5 million, compared to $65.7 million for the second quarter of fiscal 2020. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. The safety and well-being of our employees and supporting our communities continue to be priorities. Since the initial outbreak of COVID-19, our revenue  continues to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

We expect continued uncertainty in global financial markets. Dolby’s financial results for the second quarter of fiscal 2021 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including COVID-19, which may impact supply chain activities and consumer demand for electronic products.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on May 25, 2021, to stockholders of record as of the close of business on May 17, 2021.

Financial Outlook

The volume of shipments, aggregated across various end markets and devices, continues to be impacted and difficult to predict because of economic uncertainty due to COVID-19. The global cinema market has been adversely impacted by COVID-19, and it remains uncertain when and where cinemas will resume operating at full capacity.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and highly uncertain effects of COVID-19. The estimates we are providing for future periods reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2021, filed on or around the date hereof.

Third Quarter Fiscal 2021

Dolby is providing the following estimates for its third quarter of fiscal 2021:

  Total revenue is estimated to range from $260 million to $290 million
  Gross margin percentages are anticipated to range from 88% to 89% on a GAAP basis and from 89% to 90% on a non-GAAP basis
  Operating expenses are anticipated to range from $210 million to $220 million on a GAAP basis and from $185 million to $195 million on a non-GAAP basis
  Effective tax rate is anticipated to range from 20% to 21% on both a GAAP and non-GAAP basis
  Diluted earnings per share is anticipated to range from $0.15 to $0.30 on a GAAP basis and from $0.37 to $0.52 on a non-GAAP basis

Second Half of Fiscal 2021

Dolby is also providing the following estimate for its second half of fiscal 2021:

  Total revenue is estimated to range from $560 million to $600 million

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss second quarter fiscal 2021 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, May 4, 2021. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-833-789-1331 (or dialing 1-236-714-2740 for international callers), and entering confirmation code 9817368.

A replay of the call will be available from 5:00 p.m. PT on Tuesday, May 4, 2021, until 8:59 p.m. PT on Tuesday, May 11, 2021, by dialing 1-800-585-8367 (international callers can access the replay by dialing 1-416-621-4642) and entering the confirmation code 9817368. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Other operating income adjustments: We are excluding a one-time gain on the sale of property, which was previously classified as held for sale, finalized during the first quarter of fiscal 2021. The property was 51% owned by the controlling interest, therefore 51% of the gain recognized has been attributed to the controlling interest.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the third quarter and second half of fiscal 2021, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 26, 2021	March 27, 2020	March 26, 2021	March 27, 2020
Revenue:
Licensing	$303,585	$328,865	$676,590	$586,548
Products and services	15,973	22,950	32,842	57,144
Total revenue	319,558	351,815	709,432	643,692

Cost of revenue:
Cost of licensing	16,060	13,243	29,006	25,585
Cost of products and services	16,318	23,587	38,676	48,560
Total cost of revenue	32,378	36,830	67,682	74,145

Gross margin	287,180	314,985	641,750	569,547

Operating expenses:
Research and development	65,808	60,086	129,580	117,736
Sales and marketing	78,046	88,485	153,491	183,603
General and administrative	59,398	60,800	113,852	113,329
Gain on sale of assets	—	—	(13,871)	—
Restructuring charges/(credits)	741	(331)	10,764	344
Total operating expenses	203,993	209,040	393,816	415,012

Operating income	83,187	105,945	247,934	154,535

Other income/(expense):
Interest income	962	4,721	1,936	9,653
Interest expense	(167)	(25)	(252)	(97)
Other income, net	1,385	138	2,711	1,142
Total other income	2,180	4,834	4,395	10,698

Income before income taxes	85,367	110,779	252,329	165,233
Provision for income taxes	(9,022)	(22,105)	(33,294)	(27,968)
Net income including controlling interest	76,345	88,674	219,035	137,265
Less: net income attributable to controlling interest	(128)	(178)	(7,620)	(16)
Net income attributable to Dolby Laboratories, Inc.	$76,217	$88,496	$211,415	$137,249

Net income per share:
Basic	$0.75	$0.88	$2.09	$1.36
Diluted	$0.73	$0.86	$2.02	$1.33
Weighted-average shares outstanding:
Basic	101,464	100,854	101,090	100,595
Diluted	104,581	102,773	104,414	103,133

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	March 26, 2021	September 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,104,570	$1,071,876
Restricted cash	8,926	8,103
Short-term investments	58,582	46,948
Accounts receivable, net	283,505	180,340
Contract assets, net	233,379	161,357
Inventories, net	14,881	25,550
Prepaid expenses and other current assets	47,305	53,022
Total current assets	1,751,148	1,547,196
Long-term investments	42,188	52,149
Property, plant, and equipment, net	542,702	541,963
Operating lease right-of-use assets	71,976	76,515
Goodwill and intangible assets, net	475,179	489,376
Deferred taxes	135,551	118,881
Other non-current assets	87,546	91,245
Total assets	$3,106,290	$2,917,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,385	$12,617
Accrued liabilities	254,163	219,974
Income taxes payable	11,087	3,260
Contract liabilities	20,029	15,436
Operating lease liabilities	15,313	15,822
Total current liabilities	308,977	267,109
Non-current contract liabilities	23,369	24,342
Non-current operating lease liabilities	61,165	65,315
Other non-current liabilities	118,559	122,154
Total liabilities	512,070	478,920

Stockholders’ equity:
Class A common stock	59	58
Class B common stock	41	41
Retained earnings	2,591,870	2,443,138
Accumulated other comprehensive loss	(4,039)	(10,594)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,587,931	2,432,643
Controlling interest	6,289	5,762
Total stockholders’ equity	2,594,220	2,438,405
Total liabilities and stockholders’ equity	$3,106,290	$2,917,325

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-to-Date Ended
	March 26, 2021	March 27, 2020
Operating activities:
Net income including controlling interest	$219,035	$137,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,399	40,212
Stock-based compensation	50,726	43,565
Amortization of premium on investments	697	334
Provision/(benefit) for credit losses	(65)	2,955
Deferred income taxes	(16,992)	(15,141)
Gain on sale of assets	(13,871)	—
Other non-cash items affecting net income	(1,847)	3,753
Changes in operating assets and liabilities:
Accounts receivable, net	(102,791)	(60,870)
Contract assets	(72,197)	(28,086)
Inventories	10,398	(5,376)
Operating lease right-of-use assets	6,809	(20,102)
Prepaid expenses and other assets	10,552	(16,068)
Accounts payable and accrued liabilities	26,926	(21,431)
Income taxes, net	9,982	13,238
Contract liabilities	3,589	452
Operating lease liabilities	(6,987)	20,099
Other non-current liabilities	(5,735)	2,100
Net cash provided by operating activities	165,628	96,899

Investing activities:
Purchases of investment securities	(26,449)	(167,292)
Proceeds from sales of investment securities	4,594	109,907
Proceeds from maturities of investment securities	18,620	54,599
Purchases of property, plant, and equipment	(28,887)	(41,782)
Proceeds from sale of assets	16,365	—
Purchase of intangible assets	—	(2,640)
Net cash used in investing activities	(15,757)	(47,208)

Financing activities:
Proceeds from issuance of common stock	71,157	53,986
Repurchase of common stock	(110,775)	(101,672)
Payment of cash dividend	(44,574)	(44,336)
Distribution to controlling interest	(7,362)	(283)
Shares repurchased for tax withholdings on vesting of restricted stock	(29,216)	(21,094)
Payment related to prior purchases of intangible assets	—	(91)
Payment of deferred consideration for prior business combination	—	(3,000)
Net cash used in financing activities	(120,770)	(116,490)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,416	(4,350)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	33,517	(71,149)
Cash, cash equivalents, and restricted cash at beginning of period	1,079,979	805,593
Cash, cash equivalents, and restricted cash at end of period	$1,113,496	$734,444

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter and year-to-date period ended March 26, 2021 and March 27, 2020:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 26, 2021	March 27, 2020	March 26, 2021	March 27, 2020
GAAP net income	$76.2	$88.5	$211.4	$137.2
Stock-based compensation (1)	24.4	21.0	50.7	43.6
Amortization of acquisition-related intangibles (2)	2.5	2.4	5.0	4.6
Restructuring charges	0.8	(0.3)	10.8	0.4
Income tax adjustments	(9.1)	(5.0)	(23.0)	(13.8)
Other operating income adjustments	—	—	(6.8)	—
Non-GAAP net income	$94.8	$106.6	$248.1	$172.0

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.5	$0.5	$1.1	$1.0
Research and development	7.2	6.2	15.1	13.2
Sales and marketing	9.1	7.7	18.9	15.9
General and administrative	7.6	6.6	15.6	13.5

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$0.7	$1.1	$1.4	$1.7
Cost of products and services	0.9	0.8	1.8	1.2
Research and development	0.1	0.1	0.2	0.2
Sales and marketing	0.8	0.7	1.6	1.5
General and administrative	—	(0.3)	—	—

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 26, 2021	March 27, 2020	March 26, 2021	March 27, 2020
GAAP diluted earnings per share	$0.73	$0.86	$2.02	$1.33
Stock-based compensation	0.24	0.21	0.49	0.43
Amortization of acquisition-related intangibles	0.02	0.02	0.04	0.04
Restructuring charges	0.01	—	0.11	0.01
Income tax adjustments	(0.09)	(0.05)	(0.22)	(0.13)
Other operating income adjustments	—	—	(0.06)	—
Non-GAAP diluted earnings per share	$0.91	$1.04	$2.38	$1.68

Shares used in computing diluted earnings per share	105	103	104	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third quarter of fiscal 2021 included in this release:

Gross margin:		Q3 2021
GAAP gross margin (low - high end of range)		88% - 89%
Stock-based compensation		0.4%
Amortization of acquisition-related intangibles		0.6%
Non-GAAP gross margin (low - high end of range)		89% - 90%

Operating expenses:		Q3 2021
GAAP operating expenses (low - high end of range)		$210 - $220
Stock-based compensation		(24)
Amortization of acquisition-related intangibles		(1)
Non-GAAP operating expenses (low - high end of range)		$185 - $195

Diluted earnings per share:	Q3 2021
	Low	High
GAAP diluted earnings per share	$0.15	$0.30
Stock-based compensation	0.24	0.24
Amortization of acquisition-related intangibles	0.03	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.37	$0.52

Shares used in computing diluted earnings per share	104	104

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com